Exhibit 10.5
SUBORDINATION AND INTERCREDITOR AGREEMENT
     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this October 1, 2010, by and among Blackrock Kelso Capital Corporation, a Delaware corporation, PennantPark Investment Corporation, a Maryland corporation, Citibank, N.A., a national association and THL Credit, Inc., a Delaware corporation (collectively, the “Subordinated Creditors”), CBay Inc., a Delaware corporation (“CBay”), MedQuist Inc., a New Jersey corporation (“MedQuist”), MedQuist Transcriptions, Ltd., a New Jersey corporation (“MedQuist Transcriptions”, and together with CBay and MedQuist, the “Companies”), and General Electric Capital Corporation, a Delaware corporation, as Agent for all Senior Lenders party to the Senior Credit Agreement described below.
R E C I T A L S
     A. The Companies, Agent and Senior Lenders (as hereinafter defined) have entered into a Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Companies. All of the Companies’ obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of each Company (the “Collateral”).
     B. The Companies and the Subordinated Creditors have entered into a Senior Subordinated Note Purchase Agreement, dated as of September 30, 2010 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note Purchase Agreement”) pursuant to which the Subordinated Creditors are extending credit to the Companies as evidenced by Subordinated Promissory Notes in the aggregate principal amount of $85,000,000 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Notes”).
     C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by the Subordinated Creditors and the Companies in order to set forth the relative rights and priorities of Agent, Senior Lenders and the Subordinated Creditors under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).
     NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1. Definitions. The following terms shall have the following meanings in this Agreement:

     “Additional Available Cash” shall have the meaning set forth in the Senior Credit Agreement.
     “Agent” means General Electric Capital Corporation, as Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Debt Documents and this Agreement.
     “Bank Product Obligations” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.
     “Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
     “Consolidated Total Leverage Ratio” shall have the meaning set forth in the Senior Credit Agreement.
     “Designated IPO Proceeds Amount” shall have the meaning set forth in the Senior Credit Agreement.
     “Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person; provided, however, that “Distribution” shall not include (i) the accretion of any interest on and with respect to the Subordinated Notes to the extent permitted hereunder and (ii) Reorganization Securities.
     “Enforcement Action” means (a) to take from or for the account of any Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Company or any such guarantor; provided, however, that the term Enforcement Action shall not include (i) the initiation or maintenance of any suit or action by a Subordinated Creditor solely to the extent necessary to prevent the running of any applicable statute of limitations or similar permanent restriction on claims, or (ii) sending a Subordinated Debt Default Notice to any Obligor.
     “GECC Loan Documents” means the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.
     “Group Member” shall have the meaning set forth in the Senior Credit Agreement.
     “Holdings” means CBaySystems Holdings Limited, a company incorporated in the British Virgin Islands and as such entity may be converted to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law.
     “Holdings IPO” shall have the meaning set forth in the Senior Credit Agreement.
     “Letter of Credit” shall have the meaning set forth in the Senior Credit Agreement.
     “Liens” shall have the meaning set forth in the Senior Credit Agreement.
     “Net Cash Proceeds” shall have the meaning set forth in the Senior Credit Agreement.
     “Obligors” shall mean the Borrower and Guarantors (each as defined in the Senior Credit Agreement).
     “Paid in Full” means, with respect to the Senior Debt, all Senior Debt (excluding (i) contingent indemnification obligations for which no claim has been made, and (ii) contingent Bank Product Obligations and Secured Hedging Obligations not yet due and payable or becoming due and payable upon termination of commitments and repayment of all Senior Debt under Senior Debt Documents) has been paid in full in cash, all letter of credit reimbursement obligations have been cash collateralized in an amount equal to 102% of the aggregate stated amount of all outstanding letters of credit on terms reasonably acceptable to the Senior Agent, and the termination of all commitments to lend under the Senior Debt Documents.
     “Permitted Refinancing” means any refinancing of the Senior Debt under the GECC Loan Documents provided that the financing documentation entered into by the Companies in connection with such Permitted Refinancing constitute Permitted Refinancing Senior Debt Documents.
     “Permitted Refinancing Senior Debt Documents” means any financing documentation which replaces the GECC Loan Documents and pursuant to which the

Senior Debt under the GECC Loan Documents are refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in the GECC Loan Documents or (b) could be included in the GECC Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.
     “Permitted Subordinated Debt Payments” means (i) regularly scheduled payments of interest in cash or in kind on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, and payment of interest in kind on any incremental default rate, (ii) to the extent no Senior Default exists or would result therefrom, optional prepayments or redemptions of Subordinated Debt with Additional Available Cash to the extent that the Consolidated Total Leverage Ratio of Holdings is less than 1.50:1.00 prior to giving effect to any such prepayment or redemption, (iii) reasonable and customary fees, expenses, costs and indemnities (including closing fees and expenses paid on the date hereof) constituting Subordinated Debt as and when due and payable under the Subordinated Note Purchase Agreement, (iv) receipt of Reorganization Securities, and (v) payment of the principal of the Subordinated Debt on the final scheduled maturity date of the Subordinated Debt.
     “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
     “Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
     “Record Subordinated Creditors” means those Subordinated Creditors holding Subordinated Notes that are either a party to this Agreement or have executed an agreement substantially identical to this Agreement and delivered such agreement to Agent pursuant to Section 2.7(a).
     “Reorganization Securities” shall mean any debt or equity securities of the Company or any other Person that are distributed to the Subordinated Creditors in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment (or any debt or equity securities issued in a Proceeding pursuant to an order of a bankruptcy court in satisfaction of all or a portion thereof) and that are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to the same extent as the Subordinated Debt is subordinated to the Senior Debt pursuant to such supplements to or modifications to this Agreement between the Subordinated Creditors and Agent as Agent may reasonably request to reflect the continued subordination of the Reorganization Securities to the Senior Debt.
     “Required Subordinated Creditors” means, at any time, Subordinated Creditors that hold more than 50% of the outstanding principal amount of the Subordinated Notes at such time.
     “Secured Hedging Obligations” means all obligations of any Company arising under or with respect to any Secured Hedging Agreement.
     “Senior Covenant Default” means any “Event of Default” under the Senior Debt Documents (other than a Senior Payment Default).
     “Senior Debt” means all obligations, liabilities and indebtedness of every nature of any Company or any guarantor from time to time owed under the Senior Debt Documents, the Secured Hedging Obligations and the Bank Product Obligations, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the principal amount of the Senior Debt (specifically excluding the Secured Hedging Obligations and Bank Product Obligations) exceed the sum of (i) the principal amount of the loans and any unfunded loan commitments under the Senior Credit Agreement as in effect on the date hereof reduced by the amount of any prepayments and repayments and commitment reductions under the Senior Credit Agreement to the extent that such payments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing), plus (ii) $33,500,000 (the “Maximum Senior Principal Amount”). Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding. Notwithstanding the foregoing, no Sponsor Affiliated Lender (as defined in the Senior Credit Agreement as in effect on the date hereof) or Group Member shall be entitled to the benefits of this Agreement as a holder of Senior Debt, except that to the extent that a Sponsor Affiliated Lender (x) holds no more than ten percent (10%) of the combined principal amount of the term loan obligations under the Senior Debt Documents determined at the time such obligation under the Senior Debt Documents and (y) is subject, in relation to such obligations under the Senior Debt Documents, to the voting and other restrictions as set forth in the last sentence of Section 11.2(b) of the Senior Credit Agreement as in effect on the date hereof.

     “Senior Debt Documents” means the GECC Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.
     “Senior Default” means any Senior Payment Default or Senior Covenant Default.
     “Senior Default Notice” means a written notice from Agent to the Subordinated Creditors pursuant to which the Subordinated Creditors are notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.
     “Senior Lenders” means the holders of the Senior Debt.
     “Senior Payment Default” means any “Event of Default” under the Senior Debt Documents resulting from the failure of any Company to pay, on a timely basis, any principal, interest, fees or other obligations under the Senior Debt Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof.
     “Subordinated Debt” means all of the obligations of any Company or any guarantor to the Subordinated Creditors evidenced by or incurred pursuant to the Subordinated Debt Documents.
     “Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Subordinated Creditors to accelerate the payment of, or put or cause the redemption of, all or any portion of the Subordinated Debt.
     “Subordinated Debt Default Notice” means a written notice from the Subordinated Creditors or any Company to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.
     “Subordinated Debt Documents” means the Subordinated Notes, the Subordinated Note Purchase Agreement, any guaranty with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.
2. Subordination.
     2.1 Subordination of Subordinated Debt to Senior Debt. Each Company covenants and agrees, and each Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.
     2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Company or any Subsidiary of any Company:
     (a) All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditors on account of any Subordinated Debt.
     (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Each Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.
     (c) Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.
     (d) Each Subordinated Creditor authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 15 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 5 days before the expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim.
     (e) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the Subordinated Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.
     2.3 Subordinated Debt Payment Restrictions.

     (a) Notwithstanding the terms of the Subordinated Debt Documents, each Company hereby agrees that it may not make, directly or indirectly, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full other than Permitted Subordinated Debt Payments subject to the terms of subsection 2.2 of this Agreement; provided, however, that each Company and each Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by any Company, directly or indirectly, or accepted by any Subordinated Creditor if, at the time of such payment:
     (i) a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or
     (ii) subject to paragraph (d) of this subsection 2.3, (A) the Record Subordinated Creditors shall have received a Senior Default Notice from Agent or all Senior Lenders stating that a Senior Covenant Default exists or would be created by the making of such payment, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 180 days shall not have elapsed since the date such Senior Default Notice was received.
     (b) The Companies may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this subsection 2.3) in respect of the Subordinated Debt or any judgment with respect thereto:
     (i) in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this subsection 2.3, upon a cure or waiver thereof; or
     (ii) in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this subsection 2.3, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults or (B) the expiration of such period of 180 days.
     (c) No Senior Default shall be deemed to have been waived for purposes of this subsection 2.3 unless and until the Companies shall have received a written waiver from Agent or all requisite Senior Lenders as specified in the applicable Senior Debt Documents.
     (d) Notwithstanding any provision of this subsection 2.3 to the contrary:
     (i) the Companies shall not be prohibited from making, and the Subordinated Creditors shall not be prohibited from receiving, Permitted Subordinated Debt Payments under clause (ii) of paragraph (a) of this subsection 2.3 for more than an aggregate of 180 days within any period of 360 consecutive days;

     (ii) no Senior Covenant Default existing on the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) of this subsection 2.3 shall, unless the same shall have ceased to exist for a period of at least 45 consecutive days, be used as a basis for any subsequent such notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Covenant Defaults);
     (iii) no more than two (2) Senior Default Notices may be given in any period of 360 consecutive days and no more than five (5) Senior Default Notices may be given during the term of this Agreement; and
     (iv) the failure of any Company to make any Distribution with respect to the Subordinated Debt by reason of the operation of this subsection 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.
     2.4 Subordinated Debt Standstill Provisions.
     (a) Until the Senior Debt is Paid in Full, the Subordinated Creditors shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following and in any event no earlier than five (5) days after Agent’s receipt of written notice of Subordinated Creditors’ intention to take any such Enforcement Action (each, a “Standstill Period”):
     (i) acceleration of the Senior Debt;
     (ii) the passage of 120 days from the delivery of a Subordinated Debt Default Notice to Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period:
     (iii) the commencement of a Proceeding against any Company: or
     (iv) the initiation by the Agent or the Senior Lenders of any foreclosure, suit, action or proceeding with respect to a material portion (individually or in the aggregate) of the Collateral.
Notwithstanding the foregoing, the Subordinated Creditors may (i) file proofs of claim against any Company in any Proceeding involving such Company and (ii) deliver notice to the Obligors of an election by the Required Subordinated Creditors to institute the default rate of interest to the extent permitted pursuant to the Subordinated Note Documents; provided that such incremental default interest is paid in kind and not in cash. Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly be paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is Paid in Full.

The parties hereto acknowledge and agree that each Standstill Period shall relate to a specific Subordinated Debt Default and upon the termination of such Standstill Period pursuant to the terms described above, the Subordinated Creditors may take any Enforcement Action under and pursuant to the Subordinated Debt Documents with respect to such Subordinated Debt Default (unless such Subordinated Debt Default is cured or waived) whether or not a subsequent Standstill Period may be in place with respect to another Subordinated Debt Default.
     (b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditors shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (a) of this subsection 2.4.
     2.5 Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Companies or accepted by the Subordinated Creditors under this Agreement is made and received by any Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.
     2.6 Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens. Until the Senior Debt has been Paid in Full, any liens and security interests of any Subordinated Creditor in the Collateral which may exist in breach of the Subordinated Creditors’ agreement pursuant to subsection 3.2(f) or subsection 4.1 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Each Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt. In the event that any Subordinated Creditor obtains any liens or security interests in the Collateral, such Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the liens and security interests of such Subordinated Creditor in such Collateral. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be required to deliver pursuant to this subsection 2.6.
     2.7 Sale, Transfer or other Disposition of Subordinated Debt.
     (a) The Subordinated Creditors shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt

Document: (i) without giving contemporaneous written notice of such action to Agent, and (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement and providing an address for notices hereunder.
     (b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditors, as provided in Section 9 hereof.
     2.8 Legends. Until the termination of this Agreement in accordance with Section 15 hereof, the Subordinated Creditors will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Notes and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:
     “This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of October 1, 2010 among Blackrock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A., and THL Credit, Inc., CBay Inc., a Delaware corporation (“CBay”), MedQuist Inc., a New Jersey corporation (“MedQuist”), MedQuist Transcriptions, Ltd., a New Jersey corporation (“MedQuist Transcriptions”, and together with CBay and MedQuist, the “Companies”) and General Electric Capital Corporation (“Agent”), to the indebtedness (including interest) owed by the Companies pursuant to that certain Credit Agreement dated as of October 1, 2010 among the Companies, Agent and the lenders from time to time party thereto, as such Credit Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”
3. Modifications.
     3.1 Modifications to Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to the Subordinated Creditors, without incurring liability to the Subordinated Creditors and without impairing or releasing the obligations of the Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or modify in any manner the Senior Debt Documents; provided that Senior Lenders shall not amend or modify the Senior Debt Documents to (a) increase the principal amount of the Senior Debt (except as permitted by the definition of Senior Debt herein), (b) increase the interest rate margins, letter of credit fees and unused revolving commitment fees (including the imposition of any interest rate floors or any increases thereof) with respect to the Senior Debt (excluding the Secured Hedging Obligations and Bank Product Obligations) by more than 200 basis points per annum, excluding the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents, (c) extend the final maturity of the Senior Debt (as set forth in the GECC Loan Documents in effect on the date hereof) by more than one year, (d) shorten the scheduled amortization of any portion of the Senior Debt (as set forth in the GECC Loan Documents in effect on the date hereof), (e) expressly prohibit or restrict payment of the Subordinated Debt in a manner that is more restrictive than as at the date hereof, (f) add any new or make more restrictive any negative covenant, financial covenant or “Event of Default” under any Senior Debt Document except to the extent, prior to or concurrently with any such change, the Companies have offered to amend or modify the Subordinated Debt Documents to modify or add the same negative covenant, financial covenant or “Event of Default” to the extent the corresponding provisions of the Senior Debt Documents have been amended or modified with appropriate differences in covenant levels and thresholds consistent with the differences existing on the date hereof between the Senior Debt Documents and the Subordinated Debt Documents; provided, that the Company shall not be required to offer such changes to the Subordinated Debt Documents to the extent such changes to the Senior Debt Documents relate to collateral, collateral reporting, revolving loans, borrowing base formulas or other provisions that have no comparable provisions in the Subordinated Debt Documents or (g) amend, modify or supplement the Senior Debt Documents in a manner that would cause or allow (x) any principal outstanding under the Senior Debt Documents held by any Sponsor Affiliated Lender (whether held directly or indirectly through an assignment, participation or otherwise) to exceed the limitations set forth in the last sentence of the definition of Senior Debt or have voting or other rights under the Senior Debt Documents in contravention of the last sentence of the definition of Senior Debt or (y) any Group Member or an Affiliate of a Group Member (other than a Sponsor Affiliated Lender in accordance with clause (x) above) to own or hold any Senior Debt (whether directly or indirectly through an assignment, participation or otherwise).
     3.2 Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Creditors shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt, or increase the rate of interest paid in cash on any of the Subordinated Debt by more than 200 basis points or the total rate of interest paid in cash or in kind on any of the Subordinated Debt by more than 500 basis points, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due, (c) change or add any event of default or any covenant with respect to the Subordinated Debt (except as provided in Section 3.1 above), (d) change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take any liens or security interests in any assets of the Companies or any guarantor of the Subordinated Debt or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default.
4. Representations and Warranties.

     4.1 Representations and Warranties of Subordinated Creditors. Each Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) such Subordinated Creditor is either a corporation, limited partnership or limited liability company and is duly formed and validly existing under the laws of the State of its formation; (b) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) the Subordinated Creditors are the sole owners, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Companies.
     4.2 Representations and Warranties of Agent. Agent hereby represents and warrants to the Subordinated Creditors that as of the date hereof: (a) Agent is a corporation duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action, and each Lender executing the Credit Agreement has authorized Agent to execute this Agreement on their behalf; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.
5. Subrogation. Subject to the payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, the Subordinated Creditors shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the holders of the Senior Debt and such Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is Paid in Full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to the Subordinated Creditors is not, as between the Companies and the Subordinated Creditors, a payment by the Companies to or on account of the Senior Debt.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Required Subordinated Creditors, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.
8. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

     Notices shall be addressed as follows:
If to Subordinated Creditors, to the addresses set forth on the signature pages of the Subordinated Creditors to this Agreement.
If to the Companies:
MedQuist, Inc., as Borrower Representative
1000 Bishops Gate Blvd., Suite 300
Mt. Laurel, New Jersey 08054
Attention: Mark Sullivan, General Counsel
Telecopy: 856) 206-4211
With a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Marissa C. Wesely
Telecopy: (212) 455-2502
If to Agent or Senior Lenders:
General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attention:   Account Manager — MedQuist
                    Corporate Finance
Telecopy:    (866) 524-4721
With a copy to:
General Electric Capital Corporation
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention:  Senior Counsel
Telecopy:  (866) 398-9582
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.
9. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, the Subordinated Creditors and the Companies. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to the Subordinated Creditors, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.
10. Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and the Subordinated Creditors. Nothing in this Agreement shall (a) impair, as among the Companies, Agent and Senior Lenders and as between the Companies and the Subordinated Creditors, the obligation of the Companies with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or the Subordinated Creditors with respect to any other creditors of the Companies.
11. Subordinated Creditors Purchase Option
     11.1 Purchase Notice. Upon the Record Subordinated Creditors’ receipt of a notice from the Agent (the “Agent’s Notice”) that the Senior Debt has been accelerated, in part or in whole, the Subordinated Creditors (or any number of them) shall have the option, but not the obligation, to purchase all, but not less than all, of the Senior Debt owing to the Senior Lenders from the Senior Lenders, and assume all, but not less than all, of the then existing funding commitments under the Senior Debt Documents by giving a written notice (the “Purchase Notice”) to the Agent no later than the 5th Business Day after receipt by the Subordinated Creditors of the Agent’s Notice. A Purchase Notice once delivered shall be irrevocable. To the extent more than one Subordinated Creditor timely delivers a Purchase Notice to the Agent, unless otherwise agreed to among such purchasing Subordinated Creditors, any sale pursuant thereto shall be pro rata based on the purchasing Subordinated Creditors then Subordinated Debt outstandings.
     11.2 Purchase Option Closing. On the date specified as the closing date by the purchasing Subordinated Creditor in the Purchase Notice (which shall not be less than 3 Business Days nor more than 5 Business Days, after the receipt by the Agent of the Purchase Notice), the Senior Lenders shall sell to such Subordinated Creditors, and such Subordinated Creditors shall purchase from the Senior Lenders, all, but not less than all, of the Senior Debt, and the Senior Lenders shall assign to the purchasing Subordinated Creditors, and the purchasing Subordinated Creditors shall assume from the Senior Lenders all, but not less than all, of the then existing funding commitments under the Senior Debt Documents.
     11.3 Purchase Price. Such purchase and sale shall be made by execution and delivery by the applicable Senior Lenders of an Assignment Agreement in the form attached to the Senior Debt Documents, and shall be conditioned upon (i) the Agents, L/C Issuers and Swingline Lenders being replaced and released from their obligations under the Senior Debt Documents, including without limitation deposit account control agreements and collateral access agreements. Upon the date of such purchase and sale, the purchasing Subordinated Creditors shall (a) pay to the Agent for the benefit of the Senior Lenders as the purchase price therefor the sum of the full amount of all the Senior Debt then outstanding and (b) furnish cash collateral to the Agent with respect to the outstanding Letters of Credit under the Senior Debt and in such amounts as are required under the

Senior Debt Documents. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of the Agent, as the Agent may designate in writing to the purchasing Subordinated Creditors for such purpose. Interest and fees shall be calculated to but excluding the business day on which such purchase and sale shall occur only if the amounts so paid by the purchasing Subordinated Creditors to the bank account designated by the Agent are received in such bank account prior to 2:00 p.m. (New York City time).
     11.4. Nature of Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by the Senior Lenders and all other holders of Senior Debt as to the Senior Debt or otherwise and without recourse to the Senior Lenders and all other holders of Senior Debt, except for representations and warranties from each Senior Lender as to the following: (a) that such Senior Lender owns the Senior Debt free and clear of any Liens, and (b) such Senior Lender has the full right and power to assign its Senior Debt and such assignment has been duly authorized by all necessary corporate action by such Senior Lender.
12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.
13. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
15. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
16. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until all Senior Debt has been Paid in Full and all lending commitments under the Senior Debt Documents have terminated, after which this Agreement shall terminate without further action on the part of the parties hereto.
17. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.
18. CONSENT TO JURISDICTION. EACH SUBORDINATED CREDITOR AND EACH COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH SUBORDINATED

CREDITOR AND EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH SUBORDINATED CREDITOR AND EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE SUBORDINATED CREDITORS AND EACH COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE SUBORDINATED CREDITORS, THE COMPANIES OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH SUBORDINATED CREDITOR OR SUCH COMPANY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH SUBORDINATED CREDITOR AND EACH COMPANY AGREES THAT AGENT’S OR ANY SENIOR LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH SUBORDINATED CREDITOR AND EACH COMPANY IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.
19. WAIVER OF JURY TRIAL. EACH SUBORDINATED CREDITOR, EACH COMPANY AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH SUBORDINATED CREDITOR, EACH COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED CREDITOR, EACH COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
(Signature page follows)

     IN WITNESS WHEREOF, the Subordinated Creditors, the Companies and Agent have caused this Agreement to be executed as of the date first above written.

AGENT: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent
By:	/s/ Brent Shepherd
Its: Brent Shepherd
Duly Authorized Signatory

SUBORDINATED CREDITORS: BLACKROCK KELSO CAPITAL CORPORATION, BY: BLACKROCK KELSO CAPITAL ADVISORS LLC, its Investment Manager, as Purchaser
By:	/s/ Michael B. Lazar
	Name:	Michael B. Lazar
	Title:	Chief Operating Officer

Address for Notices:

BlackRock Kelso Capital Corporation
40 East 52nd Street, 21st Floor
New York, NY 10022
Attention: Stephen Sachman
Tel: (212) 810-5787
Fax: (212) 810-5801

with a copy to:
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue, New York
NY 10018-1405
Attention: Bruce Rader, Esq.
Tel: (212) 813-8800
Fax: (212) 355-3333

PENNNANTPARK INVESTMENT CORPORATION, as Purchaser
By:	/s/ Arthur Penn
	Name:	Arthur Penn
	Title:	CEO

Address for Notices:
590 Madison Avenue, 15th Floor
New York, NY 10022
Attention: John Skvarla
Telecopy: (212) 905-1075

With a copy to:

BNY Mellon Investment Servicing (US) Inc.
400 Bellevue Parkway
Wilmington, DE 19809
Attn: William Grant
Telecopy: (302) 791-2262

CITIBANK, N.A., as Purchaser
By:	/s/ Michael P. Girondo
	Name:	Michael P. Girondo
	Title:	Vice President

Address for Notices: 390 Greenwhich Street, 7th Floor New York, NY 10013 Attention: Michael Girondo Telecopy: (646) 291-1852

THL CREDIT, INC., as Purchaser
By:	/s/ Hunter Stropp
	Name:	Hunter Stropp
	Title:	Co-President

Address for Notices: c/o THL Credit Advisors LLC 100 Federal Street 31st Floor Boston, MA 02110 Attn: Christopher J. Flynn, Managing Director Telecopy: (877) 946-9274

COMPANIES: CBAY INC.
By:	/s/ Clyde Snoger
	Name:	Clyde Snoger
	Title:	CFO

MEDQUIST INC.
By:
Name:
Title:

MEDQUIST TRANSCRIPTIONS, LTD.
By:
Name:
Title:

COMPANIES: CBAY INC.
By:
Name:
Title:

MEDQUIST INC.
By:	/s/ Mark Sullivan
	Name:	Mark Sullivan
	Title:	General Counsel

MEDQUIST TRANSCRIPTIONS, LTD.
By:	/s/ Mark Sullivan
	Name:	Mark Sullivan
	Title:	General Counsel